AMENDED AND RESTATED
                   REVOLVING CREDIT
                   AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of May 8, 1997 (but effective as of March 26,
1997) (this "Agreement"), is entered into among NPC MANAGEMENT, INC., a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (together with such other financial institutions that from time to time become parties hereto, individually a "Bank" and collectively the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as Agent for the Banks and NATIONSBANK OF TEXAS, N.A., as Documentation Agent for the Banks.
     WHEREAS, NPC International, Inc., a Kansas corporation ("NPCI"), the Banks, TCB as Agent and NationsBank of Texas, N.A., as Documentation Agent, have entered into
the  NPCI   Credit Facility (as hereinafter defined) providing
for commitments from such Banks to make loans to NPCI and to participate in letters of credit issued for the account of NPCI;
     WHEREAS, by its execution and delivery hereof the Company hereby assumes effective as of the Closing Date (as hereinafter defined), and by its execution and delivery hereof NPCI hereby assigns to the Company effective as of the Closing Date, all of the obligations and liabilities of NPCI existing immediately prior to such assignment under the NPCI
Credit Facility and  all related   instruments  (all  such
obligations  and   liabilities collectively the "Assumed
Obligations");
     WHEREAS, the Company has determined that it is in its best interest to assume the Assumed Obligations and has voluntarily requested that the Banks, and the Banks have
agreed     to,
restructure, rearrange and renew the Assumed Obligations and the respective commitments of the Banks and the Agent parties to the NPCI Credit Facility into obligations and commitments hereunder;

     WHEREAS, any loans outstanding under any of the NPCI Credit Facility, on the Closing Date bearing interest at the Interbank Rate (Reserve Adjusted) (as defined therein) shall be deemed continued as Eurodollar Loans under this Agreement at such rate and for the Interest Period with respect thereto under the NPCI Credit Facility; and

     WHEREAS, the parties hereto intend to amend and restate the Assumed Obligations and the NPCI Credit Facility in its entirety as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH
     FINANCIAL  RESTRICTIONS..  DEFINITIONS,  INTERPRETATION
     OF AGREEMENT   AND  COMPLIANCE  WITH  FINANCIAL
     RESTRICTIONS.. DEFINITIONS, INTERPRETATION OF AGREEMENT
     AND COMPLIANCE WITH FINANCIAL RESTRICTIONS.

     1.1 Definitions..1 Definitions..1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     Acquisition Agreement shall mean the Acquisition Agreement dated as of March 25, 1996 by and among Seattle Crab Co., NPCI and Skipper's, Inc.
     Affiliate of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for
administering,  any  Plan (hereinafter  defined)).   A  Person
shall  be  deemed   to
be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agent means TCB as Agent for the Banks hereunder and each successor, as provided in Section 13.8, who shall act as Agent.

     Alternate Base Rate means a per annum interest rate which is the greater at any time of (i) the rate of interest then most recently announced by TCB at Houston, Texas as its prime rate, or (ii) 0.5% plus the Federal Funds Rate. Such prime rate of TCB is not necessarily intended to be the lowest rate of interest determined by TCB in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Alternate Base Rate Loans shall take effect simultaneously with each
change in the Alternate Base Rate.   The Agent shall give
notice promptly to the Company and the Banks of changes in the Alternate Base Rate.

     Assignee    shall   have   the   meaning   set   forth
in Section 14.3(c)(i).

     Assignment and Acceptance shall have the meaning set forth in Section 14.3(c)(i).

     Assumed Obligations -- see the Preamble.

     Bank -- see the Preamble.

     Banking Day means any day on which banks are open for business in Houston, Texas, and with respect to Eurodollar Loans, on which dealings in foreign currencies and exchange may be carried on by the Agent in the interbank Eurodollar market.

     Capitalized Lease means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

     Capitalized Lease Obligations shall mean the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which NPCI or any Subsidiary thereof, as a lessee, would be required to be reflected as a liability on the consolidated balance sheet of NPCI.

     Code  means  the  Internal Revenue  Code  of  1986  and
any successor   statute   of  similar  import,  together   with
the regulations  thereunder, in each case as in effect from
time  to time.   References to sections of the Code shall be construed
to also refer to any successor sections.
     Commitment  means,  as  to any Bank, the  amount  set
forth opposite  said Bank's name on the signature page hereof
(or  such reduced  amount  as  may  be fixed by  the  Company pursuant  to Section 6.3).
     Company -- see the Preamble.
     Computation  Period  means any period  of  four
consecutive fiscal  quarters  of  NPCI ending on the last  day of  a  fiscal quarter.
     Consolidated Funded Debt shall mean all Funded Debt of
NPCI and   its  Subsidiaries,  determined  on  a  consolidated
basis eliminating intercompany items.
     Consolidated  Net  Earnings  means  the  consolidated
gross revenues of NPCI and its Subsidiaries less all operating and nonoperating  expenses of NPCI and its Subsidiaries
including  taxes on income, all determined in accordance with
GAAP consistent with those  followed  in  the preparation of the financial  statements referred to in Section 10.5, provided that (i) there shall not be included  in revenues (a) any
income representing the  excess  of equity  in  any  Subsidiary
at the date of acquisition  over  the investment   in   such
Subsidiary,  (b)  any   equity   in the
undistributed  earnings  of  any  corporation  which  is  not a Subsidiary,  (c) any earnings of any Subsidiary  for  any
period prior  to  the  fiscal year of NPCI in which such
Subsidiary  was acquired, or (d) any gains resulting from the write-up of assets, and (ii) capital gains may be included in revenues only to offset capital  losses;  provided, further, that  for  the  purpose  of calculating  Consolidated Net
Earnings with respect to  the  last day  of the fiscal quarter ended March 26, 1996, and with respect to  the  last  day  of each of the next three  successive  fiscal quarters
thereafter, there shall not be included in  calculating
Consolidated   Net  Earnings  any  charges  against   income
in connection  with  the Skipper's Sale, or in connection  with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under GAAP.
     Consolidated Net Income Available for Fixed Charges for
any period  shall  mean the sum of Consolidated Net  Earnings
during such   period,  plus  (to  the  extent  deducted  in
determining Consolidated  Net  Earnings  during  such  period)
(i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, and (iv) operating lease expense in each case on a consolidated basis.

     Consolidated Net Worth means, at any time, the total of stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, ESOP obligations and similar contra accounts) of NPCI and its Subsidiaries calculated in accordance with GAAP.

     Credit means the aggregate Commitments of the Banks to make Loans and issue Letters of Credit under the terms of this Agreement.

     Dollars and the sign "$" mean lawful money of the United States of America.

     EBITDA means Consolidated Net Earnings before interest expense, provision for taxes (to the extent not excluded from Consolidated Net Earnings), depreciation, amortization and the noncash portion of nonrecurring charges
(as defined by GAAP).

      Effective Date means the date on which all the conditions precedent set forth in Section 9 are met or waived in writing by the Agent and the Majority Banks.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.
     ERISA Affiliate means any corporation, trade or business that is, along with NPCI, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414 (b) and 414 (c), respectively, of the Code.
     Eurocurrency Reserve Percentage means, with respect to any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. For purposes of this definition, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities" as defined in Regulation D.
     Eurodollar Loan means any Loan which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).
     Event  of  Default  means  any of the  events  described
in Section 12.1.
     Existing Note shall mean that certain promissory note dated as of March 5, 1997 in the original principal amount of $160,000,000 executed and delivered by NPCI under the NPCI Credit Facility.
     Federal Funds Rate means for any date the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal Funds brokers applicable to Federal Funds transactions on that date. The Federal Funds Rate shall be determined by the Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations
for  U.S. Government  Securities.                        If
such
publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Agent.
In
the case of a day which is not a Banking Day, the Federal Funds Rate shall be the Federal Funds Rate for the immediately preceding Banking Day.

     Fixed   Charges   shall   mean  the  sum   of
consolidated (i) interest   expense,  (ii)  operating  lease   expense    and
(iii) current maturities of Consolidated Funded Debt as reflected in the GAAP financial statements of NPCI and its Subsidiaries (which maturities shall be determined as of the last day of the period consisting of four fiscal quarters for which Fixed Charges are to be determined).

     Franchise Agreement means any franchise agreement between NPCI or any Subsidiary and Pizza Hut, Inc., as such  may  be amended or modified from time to time.
     Funded Debt shall mean (i) all Indebtedness having a final maturity of more than one year from the date of incurrence thereof (or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from the date of incurrence), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities, (ii) all Capitalized Lease Obligations maturing more than one year after the date as of which the computation was made, and (iii) all Guaranties which extend for more than one year after the date of determination.
     GAAP  means  generally  accepted accounting  principles
set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in
general use by significant segments  of the   accounting
profession,  which  are  applicable   to           the
circumstances as of the date of determination.

     Guaranties  by any Person shall mean all obligations
(other than   endorsements  in  the  ordinary  course  of
business of negotiable instruments for deposit or collection) of such
Person guaranteeing,   or  in  effect  guaranteeing,  any
Indebtedness, dividend  or  other obligation of any other
Person (the  "primary obligor")   in  any  manner,  whether
directly  or   indirectly, including,  without limitation, all
obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such
Indebtedness or obligation  or  any  property  or assets
constituting security therefor, (ii) to advance or supply funds
(x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet  condition or otherwise to advance or make
available  funds for  the  purchase or payment of such
Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary
obligor   to  make  payment  of  the  Indebtedness        or
obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     Guarantors shall mean, at any time, each Person which is then a party to the Master Guaranty, which shall be NPCI and each Subsidiary thereof (other than the Company).

     Highest  Lawful  Rate shall have the meaning  set  forth
in Section 14.10.
     Indebtedness means, without duplication,
          (i) any obligation, including, without limitation, any obligation for borrowed money (and any notes payable  and drafts accepted representing extensions of
     credit whether or
     not representing obligations for borrowed money), which under GAAP is shown on the balance sheet as a liability (including any obligation under a Capitalized Lease but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),
          (ii) indebtedness which is secured by a Lien on, or payable out of the proceeds of production from, property owned by NPCI or any Subsidiary thereof, whether or not the indebtedness secured thereby shall have been assumed by NPCI or such Subsidiary,
          (iii)       guarantees,   endorsements   (other than
     endorsements of negotiable instruments for collection in
     the ordinary   course   of   business)  and   other
     contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

          (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable NPCI or any Subsidiary thereof primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such Person,

          (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

          (vi) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use and requires that the lessee purchase or otherwise acquire material amounts of securities, assets or obligations of the lessor,

          (vii)      obligations under any other contract
     which, in  economic  effect,  is  substantially
     equivalent  to   a guarantee;

all   as  determined  in  accordance  with  GAAP;  provided
that Indebtedness shall not include trade accounts payable, accrued expenses or income taxes payable, each arising in the ordinary course of business.

     Indebtedness to Pro Forma EBITDA Ratio means, as of the last day of any fiscal quarter, the ratio of (a) all Indebtedness of NPCI and its Subsidiaries on such day to (b)
Pro Forma EBITDA for the period of four consecutive fiscal quarters ending on such day.

     Indemnification Agreements shall mean, collectively, the Lease Indemnification Agreement and the Liability
Assumption Agreement, as those agreements are defined and identified in the Acquisition Agreement.

     Interbank Rate means, for any Interest Period, the rate
per annum at which Dollar deposits in immediately available
funds are offered  to the Agent two Banking Days prior to the beginning of such  Interest Period by major banks in the interbank
Eurodollar market  as at or about 10:00 a.m., Houston time, for delivery  on the  first  day of such Interest Period, for the number  of  days comprised therein and in an amount equal to the amount  of  TCB's Eurodollar Loan for such Interest Period.
     Interbank  Rate  (Reserve Adjusted) means a rate  per
annum (rounded  upwards,  if  necessary, to the nearest  1/100 of  1%) determined pursuant to the following formula:
         Interbank Rate      =          Interbank Rate
       (Reserve Adjusted)     1.0-Eurocurrency Reserve Percentage
     Interest Period means, with respect to any Eurodollar
Loan, the  one  month,  two  month, three month  or  six  month period commencing on the applicable borrowing date or
conversion date of such  Loan or the last day of the prior
Interest Period for  such Loan,  as  the case may be; provided, however, that  no  Interest Period  shall extend beyond the
Termination Date.  Each  Interest Period  which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding  Banking Day is the first Banking Day  of  a  calendar month,  in which case it shall end on the next preceding  Banking Day.
     Investment means any investment, made in cash or by
delivery of  any  kind  of  property or asset, in any Person, whether  by acquisition  of shares of stock or similar
interest, Indebtedness or  other obligation or security, or by loan, advance or  capital contribution, or otherwise.
     Joinder  Agreement shall have the meaning set forth  in
the Master Guaranty.
     Letters  of  Credit  shall have the  meaning  set  forth
in Section 4.1.
     Letter  of  Credit Application shall have  the  meaning
set forth in Section 4.2.
     Lien  means  any  mortgage, pledge, hypothecation,
judgment lien  or  similar legal process, title retention lien, or  other lien  or  security interest, including, without
limitation,  the interest  of  a vendor under any conditional sale or other  title retention  agreement  and the interest  of a  lessor  under  any Capitalized Lease.
     Loan -- see Section 2.1.
     Loan Documents means this Agreement, the Note, any Letter
of Credit  Application, the Master Guaranty, each Joinder
Agreement and  any  and  all  agreements or instruments  now or  hereafter executed and delivered by the Company, any
Guarantor or any other Person guaranteeing, securing or
otherwise supporting payment  or performance  of  the  Note, this Agreement  or  any  other  Loan Document, as they may be modified or amended from time to time in accordance with the terms and provisions thereof.
     Master Guaranty shall mean the Master Guaranty executed
and delivered  pursuant hereto, to be substantially in  the
form  of Exhibit Q, as amended from time to time.
     Majority  Banks  means  those  Banks  whose  share  in
the aggregate  principal amount of the Loans outstanding
constitutes (or,   if  no  Loans  are  outstanding,  those
whose  Percentage constitutes) more than fifty percent (50%).
     Margin means (a) initially, 1.00% and (b) on and after any date specified below on which the Margin is to be adjusted, the rate per annum set forth in the table below opposite the applicable Indebtedness to Pro Forma EBITDA Ratio:

         Indebtedness
              to
       Pro Forma EBITDA                  Margin

          2.75 < x                        1.50% 2.50 < x < 2.75

          1.25% 2.25 < x < 2.50           1.00% 1.50 < x

          < 2.25                           .75% x < 1.50

          .50%

The Margin shall be adjusted, to the extent applicable, (i) 45 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Indebtedness to Pro Forma EBITDA Ratio as of the last day of such fiscal quarter; it being understood that if the Company fails to deliver the financial statements required by Section 11.1(a) or 11.1(b), as applicable, by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the Margin shall be 1.50% until such financial statements are delivered and (ii) upon the effective date of any acquisition permitted pursuant to Section
11.10(a) based upon the change, if any, in the Indebtedness to Pro Forma EBITDA Ratio set forth in the certificate delivered in connection with such acquisition pursuant to
Section 11.1(c).

     Note means the Note referred to in Section 3.
     Note Agreements means the Note Agreements identified in Exhibit H.

     NPCI -- see the Preamble.

     NPCI  Credit  Facility  shall mean  that  certain Revolving
Credit Agreement dated as of March 5, 1997 among NPCI, the financial institutions party thereto, and the Agent.

     Payment Date means (a) as to any Eurodollar Loan, the last day of each Interest Period with respect thereto and, if such Interest Period is in excess of three months, the date that is three months after the commencement of such Interest Period, and (b) as to any Reference Rate Loan, the last day of each March, June, September and December.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Percentage means, for any Bank, the percentage which the amount of such Bank's Commitment is of the amount of the Credit.

     Permitted Guaranty Debt means (1) Indebtedness evidenced by the Master Guaranty, (2) Indebtedness evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Indebtedness listed on Exhibit H, and (3) Indebtedness evidenced by any guaranty agreement given by any Guarantor in favor of any holder of any Indebtedness of the Company that may be incurred by the Company pursuant to Section 11.8(e).

     Permitted Liens means the following, provided that none of the following materially adversely affect the financial condition or business operations of NPCI and its Subsidiaries taken as a whole:
          (1) Liens of taxes, assessments, and governmental charges not yet payable, or not delinquent and payable without interest or penalty so long as so payable;

          (2) Liens of taxes, assessments, governmental charges and other Indebtedness, the validity of which are being contested in good faith by appropriate action diligently pursued, provided that such proceeding shall suspend the collection of such taxes, assessments, governmental charges, or other Indebtedness and no property of NPCI or any Subsidiary thereof would be in any danger of being forfeited during the period of such contest;

          (3) Liens of employees and laborers for current wages, not yet due, incidental to current operations or current construction, and Liens of others for current indebtedness, not yet due, incidental to current
     construction, including maintenance,    repair,    and
     alteration;    mechanics', materialmen's, workmen's,
     repairmen's or carriers' liens, or other similar Liens arising in the ordinary course of business, or
     deposits,  Liens,  or  pledges  of   personal property to
     obtain the release of any such Liens;

          (4) oil and gas leases, licenses, privileges, other leases, releases of damages, easements, restrictions on the use of real property, zoning laws and ordinances,
     rights-ofway,   minor  irregularities  in  title  and
     other similar encumbrances (including the right of vendors to occupy and use real property previously sold to NPCI or any Subsidiary thereof not immediately required by NPCI or any Subsidiary thereof for use in its business), not in any case impairing the use by NPCI or any Subsidiary thereof in its business of the property affected thereby;

          (5) in the case of easements and right-of-way grants from governmental bodies, the rights of the public;

          (6) Liens existing prior to the time of acquisition upon any real or personal property acquired by NPCI or any Subsidiary thereof through purchase, merger, consolidation, or otherwise, whether or not assumed by NPCI or any Subsidiary thereof;

          (7) Liens in connection with the acquisition of property after the date hereof by way of purchase
     money mortgage,   conditional  sale  or  other   title
     retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 75% (100% in the case of a Capitalized Lease) of the lesser of cost or fair market value of such property at the time of acquisition thereof;

          (8)   deposits, Liens, or pledges of personal property
     or   of   securities   to   secure  payments   of workers'
     compensation,  unemployment insurance, old age  pensions
     or other Social Security, or to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), or leases to which NPCI or any Subsidiary thereof is a party, or to secure public or statutory obligations of
     NPCI  or  any  Subsidiary thereof, or deposits  of  cash
     or United States government obligations to secure or in lieu of surety, stay or appeal bonds to which NPCI or any Subsidiary thereof is a party, or pledges, Liens, or deposits for similar purposes in the ordinary course of business;
          (9) Liens based on workers' compensation claims which are not due and payable, or the validity of which is  being contested in good faith; and
          (10)  minor discrepancies and encroachments that
     might be disclosed by an accurate survey.
Should any of the preceding Permitted Liens occur, the Banks may reasonably request, as to all the preceding matters referred to in paragraphs (1), (2), (3), (7), (8) and
(9)  above,  that adequate  reserves be set aside and
maintained  by  NPCI  or  any Subsidiary with respect thereto.
     Person means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.
     Pizza   Hut,   Inc.  means  Pizza  Hut,  Inc.,  a
Delaware corporation.
     Plan means a "pension plan," as such term is defined in ERISA, established or maintained by NPCI or any ERISA Affiliate or as to which NPCI or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

     Pro Forma EBITDA means EBITDA provided, however, that for the purpose of calculating Pro Forma EBITDA (i) with respect to the last day of the fiscal quarter ended March 26, 1996, and with respect to the last day of each of the next three successive fiscal quarters thereafter, Pro Forma EBITDA shall be calculated without regard for any charges against income in connection with the Skipper's Sale, or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which
might otherwise be required  under  GAAP  and (ii)   with
respect   to  any  Person  acquired   pursuant to
Section 11.10(a) (the "Acquisition Target"), EBITDA of the Acquisition Target for each full fiscal quarter included
in  the applicable   Computation  Period  prior   to   such
Acquisition (including the fiscal quarter during which it was acquired) shall be included and adjusted for tangible operational changes due to field expense differentials, royalty payments to be made to Pizza Hut, Inc., contractual rent payments on real estate and equipment and general and administrative cost differences, all as set forth in
the   most   recent   certificate  delivered   pursuant to
Section 11.1(c).
     Reference Rate Loan means any Loan which bears interest at or by reference to the Alternate Base Rate.
     Reportable Event has the meaning given to such term in ERISA.
     Responsible Officer means the Chief Operating Officer, the Chief Financial Officer or the Chief Accounting Officer.
     Romacorp, Inc. means Romacorp, Inc., a Delaware corporation.
     Sharing Agreement shall mean the Sharing Agreement executed and delivered as of the Closing Date, substantially in the form of Exhibit R attached hereto, as amended from time to time.

     Skipper's Sale shall mean NPCI's sale of the common stock of Skipper's Inc. in accordance with all of the terms and conditions of the Acquisition Agreement.
     Subsidiary means any Person which is directly or indirectly controlled by NPCI or its other Subsidiaries or of which or in which NPCI or its other Subsidiaries at any time own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest  of such
Person,   if   it  is  a  trust,  association   or other
unincorporated organization.

     Supermajority Banks means those Banks whose share in the aggregate principal amount of the Loans outstanding constitutes (or, if no Loans are outstanding, those whose Percentages constitute) at least sixty-seven percent (67%).

     TCB -- see the Preamble.

     Termination Date means March 3, 2000, as such date may from time to time be extended in accordance with Section 2.5, or such earlier date as may be fixed by the Company on at least thirty (30) Banking Days' written notice to the Agent and the Banks.

     Termination Event with respect to any Plan means (i) the institution by NPCI, the PBGC or any other Person of steps to terminate such Plan, (ii) the occurrence of a Reportable Event with respect to such Plan which the Agent reasonably believes may be a basis for the PBGC to
institute steps to terminate  such Plan,   or  (iii)  the
withdrawal from such Plan (or deemed withdrawal under section 4062(f) of ERISA) by NPCI or any ERISA Affiliate if NPCI or such ERISA Affiliate is a "substantial employer" within the meaning of section 4063 of ERISA.

     Unmatured Event of Default means any event or condition which, with the lapse of time or giving of notice to the Company or both, would constitute an Event of Default.

     Value shall mean, with respect to any asset at any date of determination, the greater of such asset's book or fair market value as of the date of determination, with "book value" being the value of such asset as would appear immediately prior to such determination on a balance sheet of the owner of such asset prepared in accordance with GAAP.

     1.2   Other  Definitional Provisions..2   Other
Definitional
Provisions..2   Other Definitional Provisions.  Unless
otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or in any certificate or other document made or delivered pursuant hereto.

     1.3   Interpretation of Agreement..3      Interpretation of
Agreement..3    Interpretation  of  Agreement.   A  Section, an
Exhibit or a Schedule is, unless otherwise stated, a reference to a  section hereof, an exhibit hereto or a schedule hereto, as the case  may  be.  Section captions used in this Agreement are  for convenience only, and shall not affect the construction  of  this
Agreement.    The   words   "hereof,"  "herein,"   "hereto" and
"hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     1.4  Compliance with Financial Restrictions..4 Compliance
with  Financial  Restrictions..4      Compliance  with
Financial Restrictions.  Compliance with each of the financial ratios  and restrictions  contained in Section 11 shall, except
as  otherwise provided herein,   be  determined  in  accordance   with GAAP
consistently followed.

     1.5    Accounting  Principles..5  Accounting Principles..5
Accounting  Principles.   All accounting terms  not specifically
defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial  statements referred to in Section  11.1  hereof. All
financial   information  delivered  to  the  Agent  pursuant to
Section  11.1  hereof shall be prepared in accordance  with
GAAP applied on a basis consistent with those reflected by the initial financial
statements  delivered  to  the  Agent   pursuant   to
Section 10.5, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes with which the independent certified public accountants referred to in Section 11.1(a) hereof concur in rendering unqualified certificates as to financial statements.

2.     COMMITMENTS   OF   THE   BANKS;   BORROWING PROCEDURES..
COMMITMENTS OF THE BANKS; BORROWING PROCEDURES..  COMMITMENTS
OF THE BANKS; BORROWING PROCEDURES.

     2.1 Commitments..1 Commitments..1 Commitments. Subject to the terms and conditions of this Agreement, each Bank, severally but not jointly, agrees to make loans (collectively the "Loans" and individually each a "Loan") to the Company, which Loans the Company may prepay and reborrow during the period from the date hereof to, but not including, the Termination Date, in such amounts as the Company may from time to time request, but not exceeding in the aggregate at any one time outstanding such Bank's Commitment less such Bank's Percentage of the aggregate face amount of all Letters of Credit issued and outstanding at such time. All Loans made hereunder shall be made by the Banks on a pro-rata basis according to each Bank's Percentage.

     2.2   Loan  Options..2     Loan Options..2     Loan Options.
Each  Loan  shall be either a Reference Rate Loan or a Eurodollar
Loan, except as otherwise provided herein. Any combination of types of Loans may be outstanding at the same time; provided, however, that the Company may not have more than ten borrowings of Eurodollar Loans outstanding at the same time.

     2.3    Borrowing   Procedure..3     Borrowing Procedure..3
Borrowing Procedure.

          (a) Subject to the terms of this Agreement, the Company shall give the Agent (y) at least three Banking Days' prior notice of each proposed borrowing of Eurodollar Loans not later than 10:00 a.m. Houston time on the date of such notice, and (z) at least one Banking Day's prior notice of each proposed borrowing of  Reference Rate Loans not  later  than  10:00  a.m.
Houston time on the date of such notice. Each notice shall be by telephone (promptly confirmed in writing in the form of Exhibit K hereto) and shall specify (i) the type of Loans requested, (ii) in the case of Eurodollar Loans, the initial Interest Period therefor, (iii) the borrowing date, which shall be a Banking Day and (iv) the amount of Loans requested. The Agent shall promptly advise each Bank thereof. Not later than 12:30 p.m., Houston time, on the date of a proposed borrowing, each Bank shall provide the Agent at its principal office in Houston with immediately available funds covering such Bank's ratable share (if any) of such borrowing. Notwithstanding the foregoing, the notice for the initial borrowing hereunder may be made on the date of the proposed borrowing and the Banks' funding obligations referred to in the immediately preceding sentence shall be extended to 2:30 p.m., Houston time.
          (b) Each borrowing of Reference Rate Loans shall be in a minimum amount of $100,000 or an integral multiple thereof. Each borrowing of Eurodollar Loans shall be in a minimum amount of $500,000 or an integral multiple thereof.
          (c) The Agent, on behalf of the Banks, will pay to the Company, by crediting its commercial demand deposit account at TCB, the amount of each Loan on the date designated in the notice of borrowing upon receipt of the documents required in Section 8 and, if applicable, Section 9, with respect to such Loan.
     2.4     Continuation   and/or   Conversion    of Loans..4
Continuation and/or Conversion of Loans..4   Continuation
and/or Conversion of Loans. The Company may elect (i) to continue any outstanding Eurodollar Loan from the current Interest Period of such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period, or (ii) to convert any outstanding Reference Rate Loan into a Eurodollar Loan or, on the last day of the current Interest Period, to convert one type of Loan into another, in each case by giving at least three (3) Banking Days' prior telephonic notice not later than 10:00 a.m., Houston time, on the date of such notice (promptly confirmed in writing in the form of Exhibit L hereto) to the Agent (which shall promptly advise each Bank thereof) of such continuation or conversion, specifying the date, amount and the Interest Period, if applicable. Absent notice of continuation or conversion, each Eurodollar Loan shall automatically convert into a Reference Rate Loan on the last day of the current Interest Period for such Loan, unless paid in full on such last day. No Loan shall be converted into a Eurodollar Loan and no Eurodollar Loan shall be continued less than thirty days before the Termination Date or at any time that an Event of Default or an Unmatured
Event  of Default exists.

     2.5   Extension of the Termination Date..5     Extension of
the Termination Date..5  Extension of the Termination Date.

          (a) At least 60 but not more than 90 days before any anniversary of the Effective Date, the Company may, by delivery of a written request to the Agent in the form of Exhibit B, request that each Bank agree to extend the then-scheduled Termination Date by one (1) year.
          (b) The Agent shall, upon receipt of any such extension request, promptly notify each Bank thereof, and request that each Bank promptly advise the Agent of its approval or rejection of such request.
          (c) Upon receipt of such notification from the Agent, each Bank may, in its sole discretion, agree to extend for one (1) year, or decline to extend, the Termination Date, and each Bank shall, within 30 days of receipt of the notice described in clause (b), notify the Agent of its approval or
denial  of  such request.   If  any Bank does not so notify the
Agent, such Bank shall be deemed to have denied such extension request. The Agent shall, no later than 30 days following its receipt of any extension request from the Company, notify the Company as to the Banks which have approved or denied such request.
          (d) If all of the Banks approve any such request, the Termination Date shall be extended to the date which is one (1) year after the Termination Date in effect immediately prior to such extension. If fewer than all of the Banks approve any such request, the Termination Date shall not be extended.
3.    NOTE  EVIDENCING  LOANS..  NOTE  EVIDENCING  LOANS.. NOTE
EVIDENCING LOANS.

     3.1   Reference Rate Loans; Eurodollar Loans..1 Reference
Rate   Loans;   Eurodollar  Loans..1     Reference  Rate Loans;
Eurodollar Loans.  The Reference Rate Loans and Eurodollar
Loans of all Banks shall be evidenced by the Company's promissory note (the "Note") in the form of Exhibit A, with appropriate insertions, which Note shall (i) be dated the Effective Date
(or such other date satisfactory to the Agent), (ii) be made payable to the order of the Agent for the account of the Banks ratably in accordance with their Percentages, and (iii) mature on the Termination Date. The Note shall be an amendment and restatement of the Existing Note.

     3.2 Evidence of Loans..2 Evidence of Loans..2 Evidence of Loans. All Loans made by the Banks to the Company pursuant to this Agreement and all payments of principal shall be evidenced by the Agent in its records or, at its option, on the schedule attached to the Note, which records or schedule(s) shall be rebuttable presumptive evidence of the subject matter thereof, provided that the failure of the Agent to make any endorsement or other notation, or any error in doing so, shall not affect the obligations of the Company hereunder or under the Note.

4.   LETTER OF CREDIT.   LETTER OF CREDIT.   LETTER OF CREDIT

     4.1   Issuance of Letters of Credit..1   Issuance of Letters
of  Credit..1    Issuance of Letters of Credit.  Subject  to
the terms  and conditions of this Agreement, the Commitments may,  in addition  to the Loans provided for in Section 2.1, be utilized, upon  the request of the Company, for the issuance of letters  of credit
by  TCB for the account of the Company (such  letters  of
credit  issued by TCB being hereinafter collectively referred to as  the  "Letters of Credit"); provided that TCB  shall  have no obligation to issue any such Letter of Credit if, after giving effect to such issuance of the proposed Letter of Credit, the aggregate  face  amount of all Letters of Credit  outstanding
at such   time   would  exceed  (i)  together  with  the aggregate
outstanding amount of Loans at such time, the Credit at such time, or (ii) $12,000,000.

     4.2  Procedure for Issuance..2     Procedure for Issuance..2
Procedure  for Issuance.  (a) In order to effect the issuance of each Letter of Credit, the Company shall deliver to the Agent (which delivery may be by facsimile transmission) a letter of credit  application in substantially the form attached hereto as
Exhibit  O  (the "Letter of Credit Application") not  later
than 10:00  A.M.,  Houston time, two (2) Business Days  prior to the proposed date of issuance of the Letter of Credit. The letter of credit application shall be duly executed by a Responsible
Officer   of  the  Company,  shall  be  irrevocable   and shall
(i)  specify  the  day on which such Letter of Credit  is  to
be issued   (which  shall  be a Business Day),  and  (ii)  set forth
calculations evidencing availability for the Letter of Credit, as required  pursuant to Section 4.1 hereof; provided  that, in  no event  shall the Letter of Credit have an expiry date on or after a  date  which occurs (A) more than twelve (12) months after  its date  of  issuance or (B) later than ten (10) days prior  to the Termination Date.
          (b)   Upon receipt of the Letter of Credit
Application, and  satisfaction of the applicable terms and
conditions of  this Agreement,  and provided that no Unmatured
Event  of  Default  or Event  of  Default exists, or would,
after giving effect  to  the issuance  of  the Letter of
Credit, exist, TCB shall  issue  such Letter  of  Credit to the beneficiary specified in the Letter  of Credit  Application  no later than the  close  of  business,  in Houston,  Texas,  on
the  date so specified.   The  Agent  shall provide  the
Company and each Bank with a copy of the  Letter  of Credit
which  has  been  issued.  Each Letter  of  Credit  shall (i)
provide  for  the  payment of  drafts  presented  for  honor thereunder  by  the  beneficiary in  accordance  with  the
terms thereof,  when  such  drafts  are accompanied  by  the documents described in the Letter of Credit, if any, and (ii)
to the extent not  inconsistent with the express terms hereof or the applicable Letter  of Credit Application, be subject to the Uniform  Customs and  Practice for Documentary Credits,
International  Chamber  of Commerce  Publication  No.  500
(together  with  any  subsequent revisions  thereof  approved by a Congress of  the  International Chamber of Commerce and
adhered to by TCB, the "UCP"), and shall, as  to  matters  not governed by the UCP, be  governed  by,  and construed  and
interpreted in accordance with, the  laws  of  the State of
Texas.
     4.3     Purchase    of   Participations..3    Purchase of
Participations..3     Purchase  of  Participations.    Upon the
issuance  date  of  each Letter of Credit, TCB shall  be
deemed, without further action by any party hereto, to have
sold to  each other  Bank, and each other Bank shall be deemed, without further action  by  any  party  hereto, to have
purchased  from  TCB,  a participation,  to the extent of such
Bank's Percentage,  in  the Letter   of  Credit,  the
obligations  thereunder  and  in the
reimbursement  obligations  of the  Company  due  in  respect of drawings made under the Letter of Credit.  If requested  by
TCB, the  other  Banks  will  execute any other  documents
reasonably requested by TCB to evidence the purchase of such participations, provided  that  such  documents shall be in
form  and  substance satisfactory to each Bank.  Upon issuance of a Letter  of  Credit and  the  purchase  of participations hereunder,  in  respect  of clarification, each Bank (including
TCB) hereby agrees  that  the principal   amount   of  each
such  Bank's   interest   in                        the
reimbursement obligation of the Company in respect of such Letter of Credit shall be deemed to be included in the principal amount which constitutes the numerator in the applicable calculation of such Bank's Percentage hereunder.

     4.4    Presentment   and  Honor  of  Letter   of Credit..4
Presentment  and  Honor  of Letter of Credit..4  Presentment
and Honor  of Letter of Credit.  Upon the presentment of a
draft  for honor under any Letter of Credit by the beneficiary thereof which TCB  has  determined  is in compliance with  the conditions  for payment  thereunder, TCB shall promptly notify the  Company,  the Agent  and each Bank of the intended date of honor of such  draft and  subject to Section 3.1 hereof, the amount due and  owing  in respect of such draft shall
automatically and without any  action by  the Company be
immediately due and payable by the Company and until paid,
shall be deemed to be a Loan to the Company as of the date  of payment  of  such draft by TCB, and  each  Bank  shall,
notwithstanding any other provision of this Agreement
(including the  occurrence and continuance of an Unmatured
Event of  Default or  an  Event  of Default), make available to the Agent  for  the benefit of TCB an amount equal to its
Percentage of the presented draft  on the day TCB is required
to honor such draft.   If  such
amount is not in fact made available to the Agent by such Bank on such  date,  such  amount shall bear interest at  the
lesser  of (i)  the  Federal  Funds Rate or (ii) the  Highest
Lawful  Rate, payable on demand by the Agent.
     4.5  Obligations of the Company Absolute..5  Obligations
of the  Company  Absolute..5  Obligations of the  Company
Absolute. The  Company's obligation to reimburse TCB for the
amount of  any draft   drawn  under  a  Letter  of  Credit
shall  be  absolute, unconditional  and irrevocable and shall be paid  immediately  to the  Agent for the account of the
Banks upon demand by the Agent, and  otherwise  strictly in
accordance with  the  terms  of  this Agreement, under all
circumstances whatsoever, including, without limitation, the following circumstances:
          (a)   the  existence of any claim, set-off, defense
     or other  rights which the Company may have at any time
     against any  beneficiary or any transferee of any Letter
     of  Credit (or  any  Person for whom any such beneficiary
     or  any  such transferee  may  be  acting), TCB, any  Bank or  any  other Person, whether in connection with this
     Agreement, any other Loan  Document,  the  transactions
     contemplated  herein  or therein or any unrelated
     transaction;
          (b)   any  statement  or any other  document
     presented under  any Letter of Credit proving to be
     forged, fraudulent or  invalid in any material respect or
     any statement therein being untrue or inaccurate in any
     respect;
          (c)   payment by TCB under any Letter of Credit
     against presentation of a draft or certificate which does
     not comply with  the terms of such Letter of Credit,
     provided that such payment  shall not have been the result of gross  negligence or wilful misconduct of TCB; and
          (d)    any  other  circumstance  or  event
     whatsoever, whether or not similar to the foregoing.
     4.6  Liability of TCB..6 Liability of TCB..6 Liability of TCB.  The
Company assumes all risks of the acts or omissions of the beneficiary and any transferee of each Letter of Credit with respect to its use of such Letter of Credit. Neither TCB, the Agent, nor any Bank shall be liable or responsible for, and the Company hereby indemnifies and holds TCB, the Agent and each Bank harmless  for: (a)  the  use  which  may be made of any Letter of Credit or  for  any  acts  or omissions of the beneficiary and any transferee thereof in connection therewith, or (b) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any other circumstances whatsoever in making or failing to make payment, against TCB, the Agent or any Bank, except damages determined to have been caused by gross negligence or willful misconduct of
TCB in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit and there shall have been a wrongful payment as a result thereof (for which only TCB shall be liable or responsible); provided that, it is the intention of the Company hereunder  to indemnify  TCB,  the  Agent  and each Bank for its own negligence, other than negligence constituting gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, TCB may accept documents that appear on their face to be in order, without responsibility for investigation, regardless of any notice or information to the contrary.
     4.7   Provisions of Agreement Control..7 Provisions of Agreement
Control..7 Provisions of Agreement Control.  In the event that any provision of a Letter of Credit Application is inconsistent, or in conflict with, any provisions of this Agreement, including provisions for the rate of interest applicable to draws thereunder, delivery of collateral or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.
50   INTEREST AND FEES.  INTEREST AND FEES.  INTEREST AND FEES.
     5.1  Interest..1    Interest..1    Interest.
          (a) Reference Rate Loan. The unpaid principal of the Reference Rate Loans shall bear interest prior to maturity at a rate per annum equal to the Alternate Base Rate in effect from time to time. Prior to maturity interest on each Reference Rate Loan shall be payable on each Payment Date therefor and on the Termination Date.

          (b) Eurodollar Loans. The unpaid principal of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period therefor plus the Margin from time to time in effect. Interest on each Eurodollar Loan shall be payable on each Payment Date therefor and on the Termination Date.

          (c) Interest After Maturity. The Company shall pay to the Banks interest on any amount of principal of any Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to (but not including) the date of payment thereof in full, at the rate per annum, which is equal to the greater of (i) 2% in excess of the rate applicable to the unpaid amount immediately before it became due or (ii) 2% in excess of the Alternate Base Rate from time to time in effect. Interest after maturity shall be payable on demand.

     5.2   Commitment Fee..2   Commitment Fee..2   Commitment Fee.  The Company
agrees to pay to the Banks ratably in accordance with their Percentages, a commitment fee, for the period commencing on March 31, 1997 and ending on the earlier of (x) the Termination Date and (y) the date of termination of the Credit, equal to 0.25% per annum on the daily average of the unused amount of the Credit. The commitment fee paid to the Banks pursuant to this
Section 5.2 shall be payable on the last day of each March, June, September and December and SEQ ParaNumbers2_0 \* Arabic \c7